EXHIBIT 10.3







                               AGREEMENT AND LEASE

                            dated as of April 12, 1995

                                     between

                 MELLON FINANCIAL SERVICES CORPORATION #3, Lessor

                                       and

                            ESSEX GROUP, INC., Lessee


                                TABLE OF CONTENTS


    ARTICLE I.      Certain Definitions   . . . . . . . . . . . . . . .     1

    ARTICLE II.     Agreement to Lease  . . . . . . . . . . . . . . . .     4

    ARTICLE III.    Delivery and Acceptance   . . . . . . . . . . . . .     4

    ARTICLE IV.     Base Lease Term and Rent  . . . . . . . . . . . . .     4

            4.1.    Term  . . . . . . . . . . . . . . . . . . . . . . .     4
            4.2.    Basic Rent    . . . . . . . . . . . . . . . . . . .     4
            4.3.    Additional Rent   . . . . . . . . . . . . . . . . .     4
            4.4.    Payment of Rent   . . . . . . . . . . . . . . . . .     5
            4.5.    No Set-Off  . . . . . . . . . . . . . . . . . . . .     5

    ARTICLE V.      Representations and Warranties  . . . . . . . . . .     5

            5.1.    Lessor's Representations and Warranties   . . . . .     5
            5.2.    Lessee's Representations and Warranties   . . . . .     6
            5.3.    Lessee's Business Covenants   . . . . . . . . . . .    10

    ARTICLE VI.     Conditions Precedent  . . . . . . . . . . . . . . .    11

            6.1.    Conditions to Effectiveness   . . . . . . . . . . .    11
            6.2.    Conditions to Lessor's Duties and
                      Obligations   . . . . . . . . . . . . . . . . . .    12

    ARTICLE VII.    Reports   . . . . . . . . . . . . . . . . . . . . .    13

            7.1.    Financial Reports   . . . . . . . . . . . . . . . .    13
            7.2.    Annual Certificate  . . . . . . . . . . . . . . . .    14
            7.3.    Inspection  . . . . . . . . . . . . . . . . . . . .    15
            7.4.    Accidents   . . . . . . . . . . . . . . . . . . . .    15
            7.5.    Tax Liens   . . . . . . . . . . . . . . . . . . . .    15
            7.6.    Movement of Equipment   . . . . . . . . . . . . . .    15

    ARTICLE VIII.   Maintenance, Use and Operation  . . . . . . . . . .    15

            8.1.    Maintenance and Operation   . . . . . . . . . . . .    15
            8.2.    Insignia  . . . . . . . . . . . . . . . . . . . . .    15
            8.3.    Supplies  . . . . . . . . . . . . . . . . . . . . .    16
            8.4.    Accessories   . . . . . . . . . . . . . . . . . . .    16
            8.5.    Personal Property   . . . . . . . . . . . . . . . .    16
            8.6.    Sublease and Assignment   . . . . . . . . . . . . .    16
            8.7.    Substitution of Units   . . . . . . . . . . . . . .    16

    ARTICLE IX.     Liens   . . . . . . . . . . . . . . . . . . . . . .    16

     ARTICLE X.     Insurance   . . . . . . . . . . . . . . . . . . . .    17

            10.1.   Physical Damage Insurance   . . . . . . . . . . . .    17
            10.2.   Liability Insurance   . . . . . . . . . . . . . . .    17
            10.3.   General Insurance Provisions  . . . . . . . . . . .    17
            10.4.   Payment of Premium by Lessor  . . . . . . . . . . .    17


    ARTICLE XI.     Assumption of Risk; Indemnification;
                    Survival  . . . . . . . . . . . . . . . . . . . . .    17

            11.1.   Assumption of Risk and Indemnification  . . . . . .    17
            11.2.   Survival of Obligations   . . . . . . . . . . . . .    18

    ARTICLE XII.    Damage to Property  . . . . . . . . . . . . . . . .    19

            12.1.   Duty to Notify  . . . . . . . . . . . . . . . . . .    19
            12.2.   Termination Value   . . . . . . . . . . . . . . . .    19
            12.3.   Insurance and Condemnation Proceeds   . . . . . . .    19

    ARTICLE XIII.   Return of Property  . . . . . . . . . . . . . . . .    19

    ARTICLE XIV.    Defaults; Remedies  . . . . . . . . . . . . . . . .    19

            14.1.   Defaults; Remedies  . . . . . . . . . . . . . . . .    19
            14.2.   Additional Remedies   . . . . . . . . . . . . . . .    23
            14.3.   Remedies Cumulative; Waiver of
                      Requirements  . . . . . . . . . . . . . . . . . .    23

    ARTICLE XV.     Participation and Assignment by Lessor  . . . . . .    23

    ARTICLE XVI.    Quiet Possession  . . . . . . . . . . . . . . . . .    24

    ARTICLE XVII.   Further Assurances  . . . . . . . . . . . . . . . .    24

    ARTICLE XVIII.  Lessee Options  . . . . . . . . . . . . . . . . . .    24

            18.1.   Purchase Option   . . . . . . . . . . . . . . . . .    24
            18.2.   Early Termination Option  . . . . . . . . . . . . .    24
            18.3.   Conveyance Upon Termination   . . . . . . . . . . .    25

    ARTICLE XIX.    Intention of Parties:  Security
                    Agreement   . . . . . . . . . . . . . . . . . . . .    25

            19.1.   Security Agreement  . . . . . . . . . . . . . . . .    25
            19.2.   Tax Benefits  . . . . . . . . . . . . . . . . . . .    25

    ARTICLE XX.     Miscellaneous   . . . . . . . . . . . . . . . . . .    25

    ARTICLE XXI.    Notices   . . . . . . . . . . . . . . . . . . . . .    26

     Attachments:

            Schedule 5.2(t) -- Financing Statements relating to
                               Chemical Liens
            Schedule 5.2(w) -- Lessee's Offices
            Lease Schedule
            Exhibit A -- Form of Certificate of Acceptance
            Exhibit B -- Form of Opinion
            Exhibit C -- Form of Bill of Sale









                               AGREEMENT AND LEASE


            THIS AGREEMENT AND LEASE (this "Agreement"), dated as of April 12, 1995, between MELLON FINANCIAL SERVICES CORPORATION #3, a Pennsylvania corporation ("Lessor"), and ESSEX GROUP, INC., a Michigan corporation ("Lessee");


                          W I T N E S S E T H  T H A T :


            WHEREAS, Lessee has requested that Lessor purchase and lease to Lessee the personal property described herein, and Lessor is willing to do so upon the terms and subject to the conditions hereinafter set forth.

            NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:


                         ARTICLE I.  Certain Definitions

            In addition to the words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly otherwise requires:

                  "Additional Rent" shall mean any and all amounts,
            liabilities and obligations which Lessee assumes or agrees to pay hereunder pursuant to Section 4.3 of this Agreement or otherwise, other than Basic Rent.

                  "Agreement" shall mean this Agreement and Lease, as amended or supplemented from time to time, and shall include the Lease Schedule executed and delivered concurrently herewith and the Certificate of Acceptance executed and delivered on the Closing Date pursuant to this Agreement, in each case as so amended or supplemented. Each reference herein to "this Agreement", "herein", "hereunder", "hereof" or other like words shall include this Agreement, the Lease Schedule, the Certificate of Acceptance and any annex, exhibit or schedule attached hereto or thereto.

                  "Base Lease Term" and "Base Lease Term Commencement Date"
            shall have the meanings assigned to such terms in the Lease
            Schedule.

                  "Basic Rent" shall mean the amount payable as Basic Rent by
            Lessee pursuant to Section 4.2 of this Agreement.

                  "Business Day" shall mean a day other than a Saturday,
            Sunday or other day on which banks in Pittsburgh, Pennsylvania, or Fort Wayne, Indiana, are required or authorized to close.

                  "Certificate of Acceptance" shall mean the certificate of
            Lessee substantially in the form of Exhibit A hereto executed and delivered under this Agreement.

                  "Chemical Liens" shall have the meaning assigned thereto in
            Section 5.2(t).


                  "Closing Date" shall have the meaning assigned thereto in
            Section 6.2 of this Agreement.

                  "Control Affiliate" as to any Person shall mean any other
            Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes hereof, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Credit Agreement" shall mean the Credit Agreement dated as of April 12, 1995, among Lessee, Holdings, the Lenders named therein and Chemical Bank, as Agent, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Effective Date" shall mean the date on which the conditions specified in Section 6.1 have been satisfied.

                  "Equipment" shall mean all the Units described in the Lease
            Schedule and Certificate of Acceptance executed and delivered under this Agreement. The Equipment generally shall consist of enamel ovens, wire drawing equipment and related equipment located on the Premises.

                  "Event of Default" shall mean any of the events described in
            Section 14.1 hereof.

                  "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, as in effect from time to time.

                  "Holdings" shall mean BCP/Essex Holdings, Inc., a Delaware corporation.

                  "Late Payment Rate" with respect to any Rent payable
            hereunder shall mean the lesser of the rate per annum identified as such in the Lease Schedule or the maximum rate permitted by law.

                  "Law" shall mean any law, constitution, statute, treaty,
            regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

                  "Lease Schedule" shall mean the Lease Schedule attached
            hereto executed and delivered by Lessor and Lessee pursuant to, currently with and as a part of this Agreement.

                  "Lessor's Cost" shall mean the purchase price of each Unit to Lessor (which shall not exceed the amount set forth in the Lease Schedule for such Unit and which shall be the invoice price therefor) plus any excise, sales and use taxes paid or payable by



            Lessor with respect to the purchase thereof. Lessor's Cost shall be allocated among the Units in direct proportion to the book value thereof on the books of Lessee immediately prior to their transfer to Lessor.

                  "Lien" shall mean any lien, security interest, mortgage,
            option or other charge, encumbrance or right of others.

                  "Material Adverse Effect" shall mean a material adverse
            effect on (a) the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of Holdings, Lessee and its Subsidiaries taken as a whole, (b) the ability of Lessee to perform its obligations under this Agreement or (c) the validity or enforceability of this Agreement or the rights or remedies of Lessor hereunder.

                  "Official Body" shall mean any government or political
            subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "Permitted Liens" shall have the meaning assigned thereto in
            Article IX.

                  "Person" shall mean an individual, partnership, operation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of any nature.

                  "Premises" shall mean the locations described in Annex 3 to the Lease Schedule.

                  "Rent" shall mean Additional Rent and Basic Rent,
            collectively.

                  "Rental Payment Date" shall mean each date on which Basic
            Rent is payable hereunder.

                  "Significant Subsidiary" of Lessee shall mean any Subsidiary that would be a "significant subsidiary" of Lessee within the meaning of Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission.

                  "Subsidiary" of any Person shall mean any corporation,
            partnership, joint venture, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding voting stock,
            (b) the interest in the capital or profits of such partnership or joint venture or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person and/or by one or more of such Person's other Subsidiaries.

                  "Termination Value" shall mean, as of a date, with respect to each Unit the amount equal to the Lessor's Cost of such Unit less the aggregate amount of the Principal Component of all payments of Basic Rent made on or before such date in respect of such Unit.




                  "Term" shall mean the total period of time for which any one or more of the Units is leased hereunder.

                  "UCC" shall have the meaning assigned thereto in
            Section 14.2.

                  "Unit" shall mean each individual item of personal property described in the Lease Schedule and Certificate of Acceptance executed and delivered under this Agreement.

                  "Unmatured Default" shall mean an event, act or condition
            which with notices or lapse of time or both would constitute an Event of Default.

            Capitalized terms used herein which are defined in the Credit Agreement and not otherwise defined herein are used herein as so defined.

                         ARTICLE II.  Agreement to Lease

            Lessor hereby agrees to lease the Units to Lessee and Lessee hereby agrees to lease same from Lessor, all upon the terms and subject to the conditions of this Agreement.


                      ARTICLE III.  Delivery and Acceptance

            Lessee hereby acknowledges and represents and warrants to Lessor with respect to each Unit that (i) such Unit is of a size, design, capacity and manufacture selected by Lessee, (ii) such Unit conforms to the applicable description set forth in the Lease Schedule, and (iii) Lessee is satisfied that such Unit is suitable for its purposes.


                      ARTICLE IV.  Base Lease Term and Rent

            4.1. Base Lease Term. The Base Lease Term shall commence on the Base Lease Term Commencement Date, as evidenced by the execution and delivery by Lessee of the Certificate of Acceptance. Unless earlier terminated in accordance with the express provisions hereof, the Base Lease Term shall expire on the date determined in accordance with the Lease Schedule.

            4.2. Basic Rent. Lessee shall pay to Lessor Basic Rent in the aggregate amount and in the installments and on the Rental Payment Dates as specified in the Lease Schedule.

            4.3. Additional Rent. The lease created pursuant to this Agreement is a "net" lease. Lessee shall pay as Additional Rent all amounts (in addition to Basic Rent) required to be paid under this Agreement and (except as expressly provided herein) all costs, taxes, assessments and other expenses of every character (whether seen or unforeseen and whether or not expressly provided for herein) relating to or arising in connection with the use, occupancy, ownership, maintenance, repair, replacement or reconstruction of any Unit during the Term and, to the extent expressly provided herein, thereafter. Lessee shall also pay to Lessor as Additional Rent interest at the Late Payment Rate on each overdue installment of Basic Rent and on each overdue payment of




    Additional Rent (other than Additional Rent paid pursuant to this sentence).

            4.4. Payment of Rent. Each installment of Basic Rent shall be paid to Lessor at its office at 4444 One Mellon Bank Center, Pittsburgh, Pennsylvania 15258, or as directed by Lessor, and all Additional Rent shall be paid directly to the Person entitled thereto and, if such Person is Lessor, at its office or as it directs as aforesaid. All payments of Rent shall be made in funds immediately available on the due date and shall become due at 2:00 P.M. Pittsburgh time on the date when due.

            4.5. No Set-Off. Lessee shall not be entitled to any abatement of Rent, reduction thereof or set-off, counterclaim, recoupment or defense against Rent, including, but not limited to, abatements, reductions, set-offs, counterclaims, recoupments or defenses due or alleged to be due by reason of any past, present or future claims of Lessee against Lessor or any other Person for any reason whatsoever; nor except as otherwise expressly provided herein, shall this Agreement terminate or the obligations of Lessee be otherwise affected by reason of any defect in the title, condition, design, operation or fitness for use of any Unit or damage to or loss of possession or loss of use or destruction of all or any of such Units from whatsoever cause and of whatever duration or any presently existing or hereafter created liens, encumbrances or rights of others with respect to any Unit or the prohibition of or other restriction against Lessee's use of all or any of such Unit or the interference with such use by any Person or the invalidity or unenforceability or lack of due authorization of this Agreement or any insolvency of or the bankruptcy, reorganization or similar proceeding against Lessee, or for any combination of such cause or any other cause whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding, it being the intention of the parties hereto that the Rent payable by Lessee hereunder shall continue to be payable in all events in the manner and at the times herein provided unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Agreement. To the extent permitted by applicable Law, Lessee hereby waives any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender the lease of any of the Units except in accordance with the express terms hereof. Each payment of Rent made by Lessee hereunder shall be final, and Lessee shall not seek to recover all or any part of such payment from Lessor for any reason whatsoever. Notwithstanding the foregoing, Lessee does not waive any remedies existing at law or in equity in its favor relating to the breach by Lessor of its representations, warranties or agreements hereunder.


                    ARTICLE V.  Representations and Warranties

            5.1. Lessor's Representations and Warranties. Lessor represents and warrants to Lessee that Lessor has received whatever title was conveyed to it by Lessee and that the Equipment is free of Liens which may result from any claims in favor of any Person claiming by, through or under Lessor, except to the extent that such Liens arise from the failure of Lessee to perform any of Lessee's obligations hereunder. Lessor further represents and warrants that it has full power, legal right and authority to lease the Equipment to Lessee in accordance with the terms hereof. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE WARRANTIES OF LESSOR SET FORTH IN THIS SECTION 5.1 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS



    OR WARRANTIES OF LESSOR WHETHER STATUTORY, WRITTEN, ORAL OR IMPLIED, AND LESSOR HAS NOT MADE AND DOES NOT HEREBY MAKE, NOR SHALL IT BE DEEMED BY VIRTUE OF HAVING LEASED THE EQUIPMENT PURSUANT TO THIS AGREEMENT TO HAVE MADE, ANY REPRESENTATION OR WARRANTY AS TO THE MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN OR CONDITION OF, OR AS TO THE QUALITY OF THE WORKMANSHIP IN, THE EQUIPMENT, but Lessor authorizes Lessee, at Lessee's expense, to assert during the Term all of Lessor's rights under any manufacturer's, vendor's or dealer's warranty with respect to the Equipment, if any, and Lessor agrees to cooperate with Lessee in asserting such rights or, at Lessee's request, to assert such rights on Lessee's behalf at Lessee's sole cost and expense; provided, however, that Lessee shall not attempt to enforce such rights unless (i) Lessee shall first notify Lessor of Lessee's intention to enforce such rights and shall furnish to Lessor such information with respect thereto as Lessor may reasonably request and (ii) the enforcement of such rights does not, in Lessor's reasonable judgment, involve any danger of sale, forfeiture or loss of any Unit or create the danger of Lessor incurring criminal liability or other liability for which indemnification by Lessee, satisfactory to Lessor and its counsel, of Lessor and its successors, assigns, representatives, directors, officers, employees, agents and servants is not provided. Any amount received by Lessee as payment under any warranty pursuant to the above authorization shall be applied to restore the Equipment to as good a condition as it was or should have been (but for defects giving rise to such payment under warranty) when delivered to Lessee hereunder, ordinary and reasonable wear and tear excepted, with the balance of such amount, if any, to be paid over to Lessee unless an Event of Default or Unmatured Default shall have occurred and be continuing, in which event such balance shall be paid over to Lessee as soon as all Events of Default and Unmatured Defaults have been cured by Lessee or waived by Lessor. The provisions of this Section 5.1 have been negotiated and agreed to by the parties hereto and, except to the extent otherwise expressly provided in this Section 5.1 or not permitted by applicable Law, are intended to be a complete negation and exclusion of any representations or warranties by Lessor, express or implied, whether arising pursuant to the UCC or any similar Law now or hereafter in effect, or otherwise.

            5.2. Lessee's Representations and Warranties. Lessee represents and warrants that:

            (a) Lessee and each of its Subsidiaries is a corporation duly organized and existing in good standing under the laws of the state of its incorporation, and is duly qualified to do business in those jurisdictions (including, in the case of Lessee, each of those where the Equipment will be located) where such qualification is necessary except where the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (b) Lessee and each of its Subsidiaries has full power and authority to own, pledge, mortgage and operate its property and to conduct the business in which it is currently engaged and Lessee has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized by all necessary corporate action on the part of Lessee; does not require the approval of, or the giving of notice to, any Official Body (except such as has already been given or obtained); does not contravene any Law binding on Lessee; and does not contravene Lessee's charter or by-laws or any indenture or agreement to which Lessee is a party or by which it or its



    property is bound except where the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (c) This Agreement constitutes a legal, valid and binding obligation of Lessee, enforceable in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by equitable principles (whether enforcement is sought by proceedings in equity or at law).

            (d) There are no pending or, to the knowledge of Lessee, threatened actions or proceedings against Holdings, Lessee or any of its Subsidiaries before any Official Body which have had or could reasonably be expected to have a Material Adverse Effect.

            (e) The consolidated balance sheets of Holdings and its consolidated Subsidiaries and of the Lessee and its consolidated Subsidiaries as at December 31, 1993 and December 31, 1994 and the related consolidated statements of income and stockholders' equity and cash flows for the fiscal years ended on such dates, reported on by Ernst & Young, copies of which have heretofore been furnished to Lessor, present fairly the consolidated financial condition of Holdings and its consolidated Subsidiaries or Lessee and its consolidated Subsidiaries, as the case may be, as at such dates, and the consolidated results of their operations and cash flows for the fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein). Neither Holdings, Lessee nor any of their respective consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation (as defined in the Credit Agreement), contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto other than such obligations which are not required to be disclosed under GAAP. During the period from December 31, 1994 to and including the Closing Date, there has been no sale, transfer or other disposition by Holdings, Lessee or any of their respective consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock (as defined in the Credit Agreement) of any other Person) material in relation to the consolidated financial condition of Holdings and its consolidated Subsidiaries or Lessee and its consolidated Subsidiaries, as the case may be, at December 31, 1994, except for any transaction expressly permitted under this Agreement or the Credit Agreement.

            (f) Since December 31, 1994, there has been no development or event, which has had or could reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement).

            (g) Neither Holdings, Lessee nor any of its Subsidiaries is in default or has received any notice of default under or with respect to any of its Contractual Obligations (as defined in the Credit Agreement) in any respect which could reasonably be expected to have a Material Adverse




    Effect. No Unmatured Default or Event of Default has occurred and is continuing.

            (h) No requirement of Law or Contractual Obligation applicable to Holdings, Lessee or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

            (i) Each of Holdings, Lessee and its Subsidiaries has filed or caused to be filed all tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Official Body (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, Lessee or its Subsidiaries, as the case may be, and the nonpayment of which does not have a reasonable likelihood of having a Material Adverse Effect); no tax Lien has been filed with respect to any material tax liability on the part of Holdings, Lessee or any of its Subsidiaries; and, to the knowledge of Holdings or Lessee, no proposed material tax assessments is pending against Holdings, Lessee or any of its Subsidiaries and all potential tax liabilities are adequately provided for on the books of Holdings, Lessee or its Subsidiaries, as the case may be.

            (j) No Reportable Event (as defined in the Credit Agreement) has occurred since March 1, 1988 with respect to any Plan (as defined in the Credit Agreement) which, if then terminated, has had or could reasonably be expected to have a Material Adverse Effect, and each Plan has complied in all respects with the applicable provisions of ERISA (as defined in the Credit Agreement) and the Code (as defined in the Credit Agreement) except where such failure to comply could not reasonably be expected to have a Material Adverse Effect.

            (k) The Premises do not contain any Hazardous Materials (as defined in the Credit Agreement) in amounts or concentrations which
    (i) constitute or constituted a violation of, or (ii) could reasonably give rise to liability under, Environmental Laws (as defined in the Credit Agreement), except to the extent that such violations and liabilities, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (l) The Premises and all operations at the Premises are in compliance in all material respects and in the last three years have been in compliance in all material respects with all Environmental Laws, and there is no contamination at or under the Premises, or violation of any Environmental Law with respect to the Premises or the business of Holdings, Lessee or any of its Subsidiaries, except to the extent that such contamination and violations, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (m) Neither Holdings, Lessee nor any of its Subsidiaries has received any notice of violation, alleged violation, noncompliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to the Premises or the business of Holdings, Lessee or any of its Subsidiaries or with regard to any Person whose liabilities for environmental matters Holdings, Lessee or any of its Subsidiaries has retrained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate,



    could reasonably be expected to have a Material Adverse Effect, nor does Holdings or Lessee have knowledge or reason to believe that any such notice will be received or is being threatened.

            (n) Hazardous Materials have not been transported or disposed of from the Premises, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Premises, in violation of any Environmental Law or in a manner that could reasonably give rise to liability under any Environmental Law, nor do Holdings, Lessee or any of its Subsidiaries reasonably believe that they have retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, except to the extent that the foregoing, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (o) No material judicial proceedings or governmental or administrative action is pending, or, to the knowledge of Holdings or Lessee, threatened, under any Environmental Law to which Holdings, Lessee or any of its Subsidiaries is or will be named a party with respect to
    (x) the Premises, (y) the business of Holdings, Lessee or any of its Subsidiaries or (z) any liabilities pursuant to Environmental Laws reasonably believed by Holdings, Lessee or any of its Subsidiaries to be retained or assumed by Holdings, Lessee or any of its Subsidiaries, contractually, by operation of law or otherwise.

            (p) There are no material consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to (x) the Premises, (y) the business of Holdings, Lessee or any of its Subsidiaries or (z) any liabilities pursuant to Environmental Laws reasonably believed by Holdings, Lessee or any of its Subsidiaries to be retained or assumed by Holdings, Lessee or any of its Subsidiaries, contractually, by operation of law or otherwise.

            (q) There has been no Release (as defined in the Credit Agreement) or threat of Release of Hazardous Materials at or from the Premises, or arising from or in connection with the Premises or otherwise in connection with the business of Holdings, Lessee or its Subsidiaries in violation of any Environmental Law in a matter that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (r) Lessee is, and after giving effect to the consummation of the transactions contemplated hereby and the application of the proceeds of the sale of the Equipment by Lessee and to the incurrence or assumption of all indebtedness, liabilities and obligations being incurred or assumed in connection herewith will be and will continue to be, Solvent (as defined in the Credit Agreement).

            (s) Lessee maintains with financially sound and reputable insurance companies insurance which meets the requirement of Article X hereof.

            (t) Prior to conveyance of the Equipment to Lessor, Lessee had, and on the Closing Date Lessee will have conveyed to Lessor, good and marketable title to the Equipment, free and clear of any Lien, except for Permitted Liens and Liens in favor of the Lenders party to, and created pursuant to, that certain Credit Agreement dated as of September 25, 1992, as amended and restated as of April 22, 1993, among Holdings, the



    Company, the Lenders named therein and Chemical Bank, as Agent (the "Chemical Liens"). No effective financing statement or other item similar in effect covering any Equipment is on file in any recording office, except (1) those listed on Schedule 5.2(t) hereto relating to the Chemical Liens and (2) such as may be filed in favor of Lessor relating to this Agreement.

            (u) This Agreement creates a valid security interest in the Equipment in favor of Lessor securing the obligations of Lessee hereunder, including without limitation the payment of Rent, which security interest has been duly perfected and is prior to all other Liens other than the Chemical Liens. All filings and other actions necessary or desirable to perfect and protect such security interest in favor of Lessor have been duly made and taken.

            (v) No authorization, approval or other action by, and no notice to or filing with, any Official Body is or will be necessary (i) for the grant by Lessee of the security interest in the Equipment hereunder or for the execution, delivery or performance of this Agreement by Lessee,
    (ii) to ensure the validity, perfection or priority of the security interest in the Equipment granted hereunder, or (iii) for the exercise by Lessor of any of its rights or remedies hereunder, except for the filing of (1) termination statements relating to the UCC financing statements described in clause (1) of the second sentence of Section 5.2(t) above and
    (2) UCC financing statements and continuation statements in appropriate jurisdictions in favor of Lessor in connection with the security interest granted hereunder.

            (w) Schedule 5.2(w) identifies as of the date hereof the address of the chief executive office of Lessee and of each office (whether maintained by Lessee or otherwise) where books and records relating to the Equipment are kept.

            (x) Annex 3 to the Lease Schedule identifies as of the date hereof the address of each Premises at which Equipment is located. Lessee holds good and marketable fee simple title to each of the Premises, subject only to the Chemical Liens.

            (y)  Lessee has exclusive possession and control of the Equipment.



            5.3. Lessee's Business Covenants. (a) Lessee hereby covenants and agrees that Lessee shall not convey title to any of the Premises to any other Person unless Lessee shall have first obtained from such Person an easement in form and substance satisfactory to Lessor granting to Lessor the right to locate and keep at such Premises such of the Equipment as is then or may thereafter be located on or at such Premises and granting to Lessor the right to enter onto such Premises for the purpose of operating, maintaining, replacing, removing or otherwise dealing with the Equipment located thereon.

            (b)  The covenants and agreements contained in Sections 7.1(b) and
    (c) of the Credit Agreement are hereby incorporated herein by reference, and Lessee agrees with and for the benefit of Lessor from the date hereof until the end of the Term to perform such covenants and agreements and to comply therewith (it being understood and agreed, however, that Lessor is subject to and bound by any amendment, modification or waiver of Section



    7.1(b) or (c) of the Credit Agreement made pursuant to Section 11.1(c) of the Credit Agreement). References herein to the provisions of the Credit Agreement include the definitions of terms used therein, references to sections thereof and references to schedules thereto, except that references therein to the "Company" shall be deemed to be references to the Lessee hereunder and references therein to the "Effective Date" shall be deemed to be references to the Effective Date hereunder.


                        ARTICLE VI.  Conditions Precedent

            6.1. Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent on or prior to the Effective Date, in each case in form, substance and manner satisfactory to Lessor and its counsel.

            (a) Each of the representations and warranties made by Lessee in or pursuant to this Agreement shall be true and correct on and as of the Effective Date.

            (b) No Event of Default or Unmatured Default shall have occurred and be continuing on the Effective Date.

            (c) Lessor shall have received a copy of the resolutions of the Board of Directors (and if applicable the shareholders) of Lessee, and a copy of each of the articles of incorporation and the by-laws of Lessee, each certified as of the Effective Date by the Secretary or an Assistant Secretary of Lessee, duly authorizing the execution, delivery and performance of this Agreement.

            (d) Lessor shall have received a certificate of the Secretary or an Assistant Secretary of Lessee dated the Effective Date as to the incumbency and signatures of the person or persons authorized to execute this Agreement and the other documents contemplated hereby on behalf of Lessee.

            (e) Lessor shall have received an opinion of counsel for Lessee dated the Effective Date in substantially the form attached hereto as Exhibit B.

            (f) Lessor shall have received evidence satisfactory to Lessor that Lessee has obtained insurance with respect to each Unit as required by Article X.

            (g) Lessor shall have received, with respect to each Unit to be identified on Attachment 1 to the Certificate of Acceptance as exempt for sales tax purposes, an exemption certificate.

            (h) Lessor shall have received evidence reasonably satisfactory to Lessor in Lessor's sole discretion that (i) the fair market value of the Equipment on the Base Lease Term Commencement Date is not less than $35,000,000 and (ii) the fair market value of the Equipment at the expiration of the Base Lease Term is reasonably expected to be not less than $15,000,000; provided, however, that the Lessee makes no representation or warranty as to such fair market value.

            (i) Lessor shall have received all documents, recordings and filings as may be necessary or, in the opinion of Lessor, desirable to,



    and which, when recorded or filed will, create and perfect the security interest created or purported to be created hereby as a valid, continuing and perfected security interest in favor of Lessor securing the obligations of Lessee hereunder, prior to all other Liens, evidence of the taking of all other actions and evidence that any necessary fee, tax or expense relating to such recordings or filings has been or will be paid. Without limitation of the foregoing, Lessor shall receive executed originals of all proper financing statements and all termination statements required to be filed under the UCC as may be necessary or, in the opinion of Lessor, desirable to create and perfect such security interest in favor of Lessor.

            (j) Lessor shall have received a search of UCC, real property, tax, judgment and litigation dockets and records and other appropriate registers revealing no filings or recordings in effect with respect to the Equipment, except for filings relating to the Chemical Liens with respect to which Lessor shall have received executed termination statements as provided in Section 6.1(i) above, and such others as are acceptable to the Lessor (it being understood that such acceptance does not limit the obligations of Lessee with respect to the priority of the security interest created hereby in favor of Lessor).

            (k) Lessor shall have received a waiver, in form and substance satisfactory to Lessor, from each Person having an interest, as a mortgagee, in any of the Premises, pursuant to which such Person shall have waived any interest such Person may have in and to any of the Equipment.

            (l) Lessor shall have received an executed Certificate of Acceptance substantially in the form of Exhibit A hereto.

            (m) Lessor shall have received an executed bill of sale for each Unit substantially in the form of Exhibit C hereto.

            (n) All other legal proceedings and details relative to this Agreement shall be reasonably satisfactory to Lessor and its counsel, and Lessor shall have been furnished with original or certified copies of such other documents as it or its counsel may reasonably request.

            All documents delivered by Lessee pursuant to this Section 6.1 shall be held by Lessor in escrow until the Closing Date and, in the event that the Closing Date does not occur, such documents shall be returned to Lessee.


            6.2. Conditions to Lessor's Duties and Obligations. Lessor's duties and obligations under this Agreement are subject, as of the date of acceptance by Lessee of the Equipment (the "Closing Date"), of the following conditions precedent:

            (a) No order, judgment or decree shall purport to enjoin or restrain (i) any Lender (as defined in the Credit Agreement) from making its portion of the Redemption Loans (as defined in the Credit Agreement) on such date, (ii) Lessor from purchasing the Equipment from Lessee for Lessor's Cost and leasing the same to Lessee pursuant hereto on such date or (iii) Holdings from redeeming on such date a portion of the 16% Debentures (as defined in the Credit Agreement) having an aggregate face amount equal to the aggregate amount of such Lessor's Cost.



            (b) There shall not have occurred (i) any Event of Default pursuant to Section 14.1(a), (e) or (f) hereof, (ii) any payment default in respect of the Senior Notes (as defined in the Credit Agreement) or
    (iii) the declaration by any Person of any indebtedness described in
    Section 14.1(g) (and having the minimum principal amount specified therein) to be due and payable, in whole or in part, prior to the stated maturity of such indebtedness.

            The release by Lessee of the documents being held by Lessor in escrow pursuant to Section 6.1 above shall constitute a representation and warranty by Lessee as of the date of such acceptance that the conditions contained in this Section 6.2 have been satisfied.


                              ARTICLE VII.  Reports

            7.1.  Financial Reports.

            (a) As soon as available, but in any event within 90 days after the end of each fiscal year of Holdings or Lessee, as the case may be, Lessee shall furnish to Lessor a copy of the consolidated balance sheet of Holdings and its consolidated Subsidiaries and of Lessee and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and stockholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on by Ernst & Young or other independent certified public accountants acceptable to Lessor (which report shall not be qualified in any material respect); and

            (b) As soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Holdings or Lessee, as the case may be, Lessee shall furnish to Lessor the unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries and of Lessee and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and stockholders' equity and cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer (as defined in the Credit Agreement) of Holdings or Lessee, as the case may be, as fairly presenting the financial condition and results of operations of Holdings or Lessee, as the case may be, on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments);

    All such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein). It is understood that the obligation to deliver any items described above which are contained in Holdings' Form 10-K, as filed with the Securities and Exchange Commission (in the case of Section 7.1(a)) or Holdings' Form 10-Q, as filed with the Securities and Exchange Commission (in the case of Section 7.1(b)), may be satisfied by delivery of such Form 10-K or Form 10-Q, as the case may be.

            (c) Concurrently with the delivery of the financial statements referred to in Section 7.1(a), Lessee shall deliver to Lessor (i) a certificate of the independent certified public accountants reporting on



    such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default or Unmatured Default, except as specified in such certificate and (ii) copies of any management letters delivered to Holdings or Lessee in connection with such examination;

            (d) Concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and 7.1(b), Lessee shall deliver to Lessor
    (i) a certificate of a Responsible Officer of each of Holdings and Lessee stating that such Responsible Officer has obtained no knowledge of any Event of Default or Unmatured Default except as specified in such certificate and (ii) a copy of the Compliance Certificate (as defined in the Credit Agreement) delivered to the Lenders (as defined in the Credit Agreement) pursuant to Section 6.2(b) of the Credit Agreement.

            (e) Within five days after the same are sent, Lessee shall deliver to Lessor copies of all financial statements and reports which Holdings or Lessee sends to holders of any issue of its equity securities or debt securities generally, and within five days after the same are filed, copies of all financial statements and reports which Holdings or Lessee may make to, or file with, the Securities and Exchange Commission or any successor or analogous government authority or any national securities exchange; and

            (f) Lessee shall promptly furnish to Lessor such additional financial and other information as Lessor shall reasonably request.

            7.2. Annual Certificate. Lessee shall furnish to Lessor, concurrently with the delivery of the annual financial statements of Lessee required by Section 7.1 hereof, a certificate signed on behalf of Lessee by a Responsible Officer of Lessee stating as of a recent date (but not more than three months prior thereto):

            (a) Information with respect to each Unit comparable to the information set forth on Annex 2 to the Lease Schedule;

            (b) The "RFA" number and "asset number" of any Unit that has become lost, destroyed, irreparably damaged or otherwise permanently rendered unfit or unavailable for use since the date of the previous report delivered pursuant to this Section 7.2 (or since the commencement of the Term in the case of the first such report);

            (c) That the Equipment has been kept in good order and repair or is then being repaired in accordance with Section 8.1 hereof;

            (d) That the location requirements of Section 7.6 and identification requirements of Section 8.2 hereof have been complied with in the case of each Unit;

            (e) That Lessee has filed all personal property tax returns in respect of the Equipment required to be filed and has paid all taxes shown thereon to be due; and

            (f) That the signer of the certificate has made, or caused to be made by persons under his authority and direction, a reasonable investigation concerning the Equipment and Lessee's compliance with its obligations hereunder, and that no Event of Default and no Unmatured Default has occurred and is continuing or, if any Event of Default or



    Unmatured Default has occurred and is continuing, the nature thereof and the steps which Lessee has taken or is taking to cure the same.

            7.3. Inspection. Lessee shall permit any person designated by Lessor to visit and inspect the Equipment and the records maintained in connection therewith and to discuss the affairs, finances and accounts of Lessee with the principal officers of Lessee, all at such reasonable times and as often as Lessor may reasonably request.

            7.4. Accidents. In the event of an accident arising out of alleged or apparent defective design or manufacture or out of the use or operation of any Unit, Lessee shall promptly file with the appropriate governmental agencies all notices required by Law and shall promptly deliver to its insurance carriers all notices called for under each policy of insurance relating to such Unit. Concurrently with such filing or delivery, Lessee shall deliver to Lessor a copy of the notice so filed or delivered unless Lessee determines that the loss or liability as a result of such accident is not reasonably expected to exceed $500,000. Lessee shall also deliver to Lessor any additional information with respect to such accident which Lessor shall reasonably request and shall promptly make available to Lessor all correspondence, papers, notices and documents whatsoever received by Lessee in connection with any claim or demand involving or relating to any such accident, except for information which is subject to the attorney client privilege or the work product doctrine.

            7.5. Tax Liens. Lessee shall notify Lessor in writing, within 30 days after any day on which any Lien for taxes which are due and unpaid shall attach to any Unit, of such Lien and of the location of such Unit on such day.

            7.6. Movement of Equipment. Lessee shall not move any Unit from the Premises therefor specified in the Lease Schedule without the prior written consent of Lessor, which shall not be unreasonably withheld.


                  ARTICLE VIII.  Maintenance, Use and Operation

            8.1. Maintenance and Operation. Lessee, at its own cost and expense, shall service, repair, maintain and overhaul each Unit in accordance with the procedures recommended or required by any service and maintenance manuals and any subsequent bulletins or releases issued by any manufacturer or dealer of the Units (and maintain complete records relative thereto) and keep the same (i) in as good, safe and reliable operating condition, repair and appearance as it was when delivered to Lessee hereunder, ordinary and reasonable wear and tear excepted, and (ii) in such condition as shall meet all applicable federal, state or local Laws. Without limiting the foregoing, Lessee agrees to maintain each Unit to the same extent as a prudent individual would in the management of its own properties for the full useful life of a similar unit as if owned by Lessee and without reference to the remaining Term hereof. Lessee shall not use, operate or store any Unit in violation of this Agreement, of any instructions therefor furnished by the manufacturer or vendor thereof or of any applicable federal, state or local Law; nor use or operate any Unit other than in a manner and for the use contemplated by the manufacturer thereof.

            8.2. Insignia. Lessee shall maintain on each Unit an insignia or identification reasonably requested by Lessor and shall not remove, or



    permit the removal of, such insignia or identification without the prior written consent of Lessor.

            8.3. Supplies. Lessee shall pay for and provide all power, fuel and supplies consumed by and required for each Unit and all repairs, parts and supplies necessary therefor.

            8.4. Accessories. Lessee shall not, without the prior written consent of Lessor (which consent shall not be unreasonably withheld), affix or install any accessory, equipment or device on any Unit if such addition will materially impair the value or the originally intended function or use of such Unit. All repairs, parts, supplies, accessories, equipment and devices furnished or affixed to the Equipment shall thereupon become the property of Lessor (except such as may be removed without in any way materially affecting or impairing the value or the originally intended function or use of the Equipment) and subject to the Lien of, and security interest created in favor of Lessor under, this Agreement. Immediately upon any replacement part becoming incorporated or installed in or attached to the Equipment, without further act, title to the removed part shall thereon vest in Lessee, free and clear of all rights of Lessor.

            8.5. Personal Property. Lessee shall not, without the prior written consent of Lessor (which consent shall not be unreasonably withheld) and subject to such conditions as Lessor may impose for its protection, affix or install any Unit to or in any real property in such a manner that it shall be or become real property or subject to any Lien or other right in favor of any Person holding a Lien on any of the Premises, it being the mutual intention of the parties that the Equipment at all times shall be and remain personal property of Lessor. Lessee shall take such steps as may be necessary to prevent any Person from acquiring any rights in any Unit by reason of such Unit being claimed or deemed to be real property.

            8.6. Sublease and Assignment. Lessee shall not assign this Agreement or sublease or let any Unit without the prior written consent of Lessor, which consent shall not be unreasonably withheld.

            8.7. Substitution of Units. At the request of Lessee, Lessor shall permit Lessee to substitute replacement equipment (the "Replacement Unit") for any Unit; provided that (i) the Replacement Unit shall be of at least equal value, utility, salability and useful life of the Unit being replaced, which determination shall be made by agreement between Lessee and Lessor or, at the option of Lessor and the expense of Lessee, shall be based upon an appraisal made by an appraiser selected by Lessor and
    (ii) Lessee shall have taken all steps reasonably required by Lessor to assure that title to the Replacement Unit has been duly transferred to Lessor, that such Replacement Unit has been subjected to this Agreement and that Lessor has a perfected security interest therein under the UCC prior to the interest of any other Person.


                                ARTICLE IX.  Liens

            Lessee will not permit any Unit to be subject to any Lien whatsoever except (i) the respective rights of Lessor and Lessee as herein provided, (ii) Liens asserted by any person claiming by, through or under Lessor and resulting from acts or omissions of Lessor, except to the



    extent that such Liens arise from the failure of Lessee to perform any of Lessee's obligations hereunder, (iii) Liens for taxes not yet due, or so long as any Event of Default shall not have occurred and remain continuing hereunder, which taxes are being contested in good faith by appropriate proceedings diligently pursued and as to which taxes any appropriate reserves required by GAAP have been made on the books of the Lessee, and
    (iv) inchoate, materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of business and not delinquent ("Permitted Liens").


                              ARTICLE X.  Insurance

            10.1. Physical Damage Insurance. At its own expense, Lessee shall maintain physical damage insurance on each Unit against fire and such other perils and in such amounts as are usually carried by corporations engaged in the same or a similar business and similarly situated to Lessee; provided, however, that in no event shall the amount of such insurance at any time be less than the aggregate Termination Value of all Units then leased hereunder.

            10.2. Liability Insurance. At its own expense, Lessee shall maintain insurance protecting the interests of both Lessor and Lessee against liability for property damage to third persons and personal injury or death arising out of the maintenance, use, operation and ownership of the Equipment, in such amounts as are usually carried by corporations engaged in the same or similar businesses and similarly situated to Lessee.

            10.3. General Insurance Provisions. All insurance required by Sections 10.1 and 10.2 of this Agreement shall name the Lessor and Lessee as insured parties, shall be maintained with responsible insurance companies rated A or better by Best's and shall provide that the coverage thereunder may be altered or cancelled only after not less than 30 days' prior written notice to Lessor.

            10.4. Payment of Premium by Lessor. In the event that Lessee shall fail to obtain or maintain insurance in accordance with the provisions of this Agreement, Lessor shall have the right, following not less than 10 Business Days notice to Lessee, to obtain, and pay the premiums on, such insurance as Lessor deems necessary and Lessee shall, upon demand, reimburse Lessor in an amount equal to the amount of such premiums paid plus interest at the Late Payment Rate from the date of such payment to the date of such reimbursement.


            ARTICLE XI.  Assumption of Risk; Indemnification; Survival

            11.1. Assumption of Risk and Indemnification. Lessee does hereby assume liability for, and does hereby agree to indemnify, protect, save and keep harmless Lessor and its successors, assigns, representatives, directors, officers, employees, agents and servants (each such party herein, for purposes of this Section 11.1, called an "Indemnitee") from and against, and does hereby agree to pay, when due, as Additional Rent, all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal fees and expenses, of whatsoever kind or nature, whether seen or unforeseen, imposed upon, incurred by or with respect to or asserted against any Unit



    or any Indemnitee, in any way relating to or arising out of the manufacture, purchase, acceptance or rejection, ownership, delivery, lease, use, possession, operation, condition, repair, replacement, reconstruction, return or other disposition of any Unit, including without limitation those in any way relating to or arising out of or alleged to arise out of (i) any latent or other defects whether or not discoverable by Lessor or Lessee, (ii) any claim for patent, trademark or copyright infringement, (iii) any claim based on strict liability in tort and (iv) any and all license fees, assessments and sales, use, rent, property and other taxes now or hereafter imposed by any federal, state or local government upon any Unit or its use or payments hereunder, or upon this Agreement (excluding, however, taxes, fees and other charges (x) based upon or measured by an Indemnitee's net income or its overall gross receipts, (y) imposed by reason of the fact that an Indemnitee is not a person organized under the Laws of the United States of America, any State thereof or the District of Columbia or (z) imposed in connection with any transfer, assignment or participation of all or any part of an Indemnitee's interest in a Unit or in this Agreement to a Person other than the Lessee prior to the occurrence and continuance of an Event of Default, in each case together with interest and penalties with respect to any such excluded taxes), whether the same shall be payable by or billed or assessed to Lessor or Lessee, together with any penalties or interest in connection therewith; provided, however, that nothing in this
    Section 11.1 shall be construed so as to require Lessee to indemnify an Indemnitee for its own gross negligence or willful misconduct or for any material breach by Lessor of this Agreement. Lessee shall be obligated under this Section 11.1 irrespective of whether an Indemnitee shall also be indemnified with respect to the same matter under any other agreement by any other person, except to the extent such Indemnitee recovers under any insurance policies provided by Lessee hereunder. In the event Lessee is required to make any payment under this Section 11.1, Lessee shall pay to the Indemnitee an amount which after deduction of all taxes required to be paid by the Indemnitee in respect of the receipt of such payment (after giving credit for any savings in respect of any such taxes by reason of deductions, credits or allowances in respect of the payment of the expense indemnified against, and of such other taxes) shall be equal to the amount of such payment. Lessee and Lessor each agree to give the other promptly upon obtaining knowledge thereof written notice of any claim or liability hereunder indemnified against; provided, however, that the failure to give such notice shall affect, impair or diminish Lessee's obligations under this Section 11.1 only and only to the extent of any damage or prejudice caused to Lessee by such failure. Lessee shall not have any obligation to indemnify any Indemnitee for any matter occurring subsequent to the termination of this Agreement except to the extent that it relates to or results from an act or event occurring prior to such termination or a breach by Lessee of its obligations hereunder. Lessor shall permit Lessee, at Lessee's expense, to contest any taxes, fees or other charges or related penalties for which indemnification is provided hereunder so long as Lessor, in its reasonable judgment, does not, as a result thereof, risk criminal on other liability for which adequate indemnification may not be provided. Lessee will keep Lessor fully informed as to the status of any such contest.

            11.2. Survival of Obligations. This Article XI shall remain in effect notwithstanding the expiration or other termination of the Term insofar as it relates to an event or state of facts which occurred or existed or which is alleged to have occurred or existed prior to such expiration or termination.




                         ARTICLE XII.  Damage to Property

            12.1. Duty to Notify. In the event any Unit shall be lost, stolen, destroyed, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, or title thereto shall be requisitioned or taken by any governmental authority under the power of eminent domain or otherwise (herein referred to as an "Event of Loss"), Lessee shall promptly notify Lessor as to the circumstances and time of such event.

            12.2. Termination Value. Effective upon the happening of an Event of Loss with respect to any Unit, Lessee shall become obligated, without demand or notice, to pay to Lessor on the next Rental Payment Date occurring more than 30 days following such Event of Loss an amount equal to the Termination Value for such Unit as of such Rental Payment Date together with all Basic Rent due on such Rental Payment Date. The obligation of Lessee to pay Basic Rent for such Unit shall cease when such payments have been made and such Unit shall cease to be part of the Equipment leased hereunder effective as of such payment. Promptly following receipt of such payments, Lessor will execute and deliver an appropriate document amending the Certificate of Acceptance, but Lessor's failure so to do shall not affect Lessee's obligations under this Agreement, and Lessor will transfer to Lessee, without recourse or warranty, all of Lessor's right, title and interest, if any, in and to such Unit.

            12.3. Insurance and Condemnation Proceeds. Any and all insurance or other payments received by Lessor or Lessee (except under any insurance policy maintained pursuant to Section 10.2 hereof) as a result of any Event of Loss of a Unit shall be paid to or retained by Lessor and applied against Lessee's obligation to pay the Termination Value. So long as no Event of Default or Unmatured Default shall have occurred and be continuing, any excess over such amount shall be paid by Lessor to Lessee. If an Event of Default or Unmatured Default exists and is continuing, any such excess shall be retained by Lessor and applied against Lessee's obligation to pay the Termination Value until such Event of Default or Unmatured Default shall be cured or waived, at which time any such excess not so applied shall be paid to Lessee.


                        ARTICLE XIII.  Return of Property

            Upon the termination of the Base Lease Term prior to the scheduled expiration thereof, if Lessor elects to retake possession of the Equipment pursuant to Article XIV, Lessee shall return the Equipment to Lessor in the condition required by Section 8.1 hereof. Lessee shall pay or reimburse Lessor for the cost of all repairs reasonably necessary to restore each Unit to such condition.

            Notwithstanding any other provision hereof, upon termination of the Base Lease Term, Lessor may, by written notice to Lessee, abandon the Equipment to Lessee, whereupon title thereto and all liability and responsibility therefor shall revert to Lessee.

                         ARTICLE XIV.  Defaults; Remedies

            14.1. Defaults; Remedies. If during the Term of this Agreement one or more of the following events ("Events of Default") shall occur:



            (a) Default shall be made in the payment when due of any Rent herein provided and such default shall continue until 2:00 P.M., Pittsburgh time on the third Business Day following the date upon which such Rent is due; or

            (b) Lessee shall attempt to remove, sell, transfer, encumber or sublet any Unit without the prior written consent of the Lessor; or

            (c) Default shall be made in the observance or performance of any covenants, conditions or agreements on the part of Lessee contained or incorporated by reference in Section 5.3 hereof;

            (d) Default shall be made in the observance or performance of any other covenants, conditions and agreements on the part of Lessee contained herein and such Default shall continue for 30 days after written notice from the Lessor to the Lessee specifying the Default and demanding the same to be remedied; or

            (e) A proceeding shall have been instituted in a court having jurisdiction seeking a decree or order (i) for relief in respect of Lessee, Holdings or any Significant Subsidiary of either in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Lessee, Holdings or any Significant Subsidiary of either or of the property of any of the foregoing, or (iii) for the winding up or liquidation of the affairs of Lessee, Holdings or any Significant Subsidiary of either; and either (I) any such proceeding shall remain undismissed or unstayed and in effect for a period of 60 consecutive days or (II) such court shall enter a decree or order granting the relief sought in such proceeding; or

            (f) Lessee, Holdings or any Significant Subsidiary of either shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Lessee, Holdings or any Significant Subsidiary of either or for any substantial part of the property of any of the foregoing, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing; or

            (g) Any material indebtedness of Lessee, Holdings or any Subsidiary of either is not paid when due or within any applicable grace period provided for in the agreement relating thereto or Lessee, Holdings or any Subsidiary of either shall default in the performance of any provision relating to any material indebtedness or contained in any agreement pursuant to which such indebtedness is issued and as a result thereof the holder of such indebtedness (or a trustee or agent on its behalf) shall cause any material indebtedness of Lessee, Holdings or any Subsidiary of either to be or become due and payable prior to its specified maturity; for this purpose "material indebtedness" means any indebtedness for borrowed money or for the deferred purchase price of property or any capitalized lease obligation the aggregate amount of which exceeds $5,000,000 or its equivalent; or




            (h) A Responsible Officer of Lessee shall have determined that there has occurred and is continuing any condition, event, act or omission which it reasonably believes constitutes an Event of Default or an Unmatured Default, and shall fail promptly to notify Lessor of such condition, event, act or omission; or

            (i) Any representation or warranty made by Lessee in this Agreement, or in the Certificate of Acceptance, or any information furnished by Lessee in any instrument, certificate or other document delivered by or on behalf of Lessee pursuant hereto or thereto, shall prove to have been false and misleading in any material respect when made;

            (j) The Bessemer Group (as defined in the Credit Agreement) shall cease to own in the aggregate, of record and beneficially, free and clear of all Liens (other than Liens created by any provision of any agreement entered into among any holders of the Capital Stock of Holdings, as in effect on the Effective Date (as defined in the Credit Agreement)), directly, that percentage of the common stock of Holdings representing at least 70% of the common stock of Holdings owned by the Bessemer Group on the Effective Date; or (ii) the Investors, collectively, shall cease to have the power to vote or direct the voting of securities having at least 51% of the ordinary voting power for the election of directors of Holdings unless (x) the failure to have such power occurs solely as a result of the primary sale of shares of common stock of Holdings pursuant to any one or more public offerings thereof and (y) no Person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the Effective Date), other than any Person or group consisting solely of one or more Investors, shall, directly or indirectly, have the power to vote or direct the voting of securities representing more than 20% of the ordinary voting power for the election of directors of Holdings; or (iii) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Company free and clear of all Liens (except Liens created by the Holdings Pledge Agreement); or (iv) a "Change of Control" (as defined in the Senior Note Indenture) shall occur (for purposes of this
    Section 14.1(i), the terms "Liens", "Capital Stock", "Effective Date", "Investors", "Holdings Pledge Agreement", "Senior Note Indenture", "Agent" and "Lenders" shall have the respective meanings assigned to such terms in the Credit Agreement);

            (k) The validity or enforceability of this Agreement shall be contested by Lessee, or any of the Liens intended to be created hereunder shall cease to be or shall not be a valid and perfected Lien having the priority contemplated hereby or Lessee shall so assert in writing;

    then, in any such case, the Lessor at its option may:

            A. Proceed by appropriate court action or actions either at law or in equity to enforce performance by Lessee of the applicable duties and obligations of Lessee under this Agreement or to recover from Lessee any and all damages or expenses, including reasonable attorneys' fees, which Lessor shall have sustained by reason of Lessee's Default or on account of Lessor's enforcement of its remedies hereunder; or

            B. By notice in writing to Lessee, terminate this Agreement, whereupon all right of Lessee to the use of the Equipment shall absolutely cease and terminate as though this Agreement had never been made, but



    Lessee shall deliver possession of the Equipment to Lessor in accordance with, and in the condition required by, Article XIII hereof and Lessee shall remain liable as hereinafter provided; and thereupon, Lessor may by its agents and without notice to Lessee enter upon the Premises or other premises where the Units may be located and take possession of all or any such Units and thenceforth hold, possess and enjoy the same free from any right of Lessee, or its successors or assigns, to use the Units for any purpose whatever.

            C. Whether or not this Agreement is terminated, take immediate possession of and remove any or all of the Equipment, wherever situated, and for such purpose, enter upon the Premises without liability to the Lessee for so doing, or may cause Lessee, at Lessee's expense, to surrender and deliver possession of the Equipment in the same manner as provided in Article XIII hereof;

            D. Whether or not any action has been taken under A, B or C above, sell any of the Equipment (with or without the concurrence or request of Lessee) at public or private sale as Lessor may determine, free and clear of any rights of Lessee;

            E. Hold, use, occupy, operate, remove, lease or keep idle any or all of the Equipment as Lessor in its sole discretion may determine, without any duty to account to Lessee with respect to any such action or inaction or for any proceeds thereof; and

            F. Exercise any other right or remedy which may be available under applicable Law and in general proceed by appropriate judicial proceedings, either at law or in equity, to enforce the terms hereof or to recover from Lessee or its damages for the breach hereof.

            Upon termination of this Agreement, Lessor shall have the right to recover forthwith from Lessee as damages for loss of the bargain and not as a penalty and as reasonable rent for the use of the Equipment and for the depreciation thereof, the sum of the following (without duplication):

            (1) an amount equal to the Termination Value of the Equipment on the date of termination;

            (2) all due and unpaid Rent for the Equipment to the date of termination;

            (3) an amount equal to accrued taxes and other amounts payable hereunder by Lessee with respect to the Equipment through the date of termination;

            (4) all reasonable costs, expenses, losses and damages incurred or sustained by Lessor by reason of such Default; and

            (5) interest at the Late Payment Rate on each of the foregoing from the date upon which such amounts were first payable which date, in the case of the amounts payable pursuant to clause (1) above, shall be the termination date of this Agreement.

            If on the date of such termination or repossession, any Unit be damaged, lost, stolen or destroyed, or be subject to any levy, seizure, assignment, application or sale for or by any creditor or governmental agency, Lessee shall remain liable for the Termination Value pertaining to



    such Unit less the amount of any insurance recovery received by Lessor in connection therewith from insurance carried by Lessee in accordance with
    Section 10.1 hereof.

            14.2. Additional Remedies. It is Lessee's intention to grant to and create in favor of Lessor a security interest under the Uniform Commercial Code of the State of Indiana (the "UCC") in the Equipment as security for the performance of the obligations hereunder and in lieu of the remedies of Lessor set forth above, upon the occurrence of any Event of Default, Lessor, at its option, may declare all sums deemed secured hereby to be immediately due and payable, and in the event a voluntary or involuntary case is commenced under any bankruptcy law by or against Lessee as a debtor, all such obligations automatically will be due and payable without any notice or declaration by Lessor, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of nonpayment or any other notice required by Law relative thereto, all of which are expressly waived by Lessee. Lessor shall thereupon have the rights and remedies of a secured party under the UCC, including, without limitation, the right to take the Equipment or any portion thereof into its possession by such means (without breach of the peace) and through agents or otherwise as it may elect (and, in connection therewith, demand that Lessee assemble the Equipment at a place or places and in such manner as Lessor shall prescribe), and sell, lease or otherwise dispose of the Equipment or any portion thereof in its then condition or following any commercially reasonable preparation or processing, which disposition may be by public or private proceedings, by one or more contracts, as a unit or in parcels, at any time and place and on any terms, so long as the same are commercially reasonable.

            14.3. Remedies Cumulative; Waiver of Requirements. The remedies in this Agreement provided in favor of Lessor shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other remedies in its favor existing at law or in equity. TO THE EXTENT THAT SUCH WAIVER IS PERMITTED BY LAW, LESSEE HEREBY WAIVES ANY MANDATORY REQUIREMENTS OF LAW, NOW OR HEREAFTER IN EFFECT, WHICH MIGHT LIMIT OR MODIFY ANY OF THE REMEDIES HEREIN PROVIDED, INCLUDING WITHOUT LIMITATION ANY RIGHT WHICH LESSEE MAY HAVE TO NOTICE AND HEARING PRIOR TO THE REPOSSESSION AND SALE OR LEASING OF ANY UNIT.


               ARTICLE XV.  Participation and Assignment by Lessor

            Lessor shall have the right to participate its interest under this Agreement and in and to the Equipment leased hereunder to a bank or other lending institution or to others having an interest in the Equipment or this transaction; provided, however, that (i) Lessor's obligations under this Agreement shall remain unchanged, (ii) Lessor shall remain solely responsible to Lessee for the performance of such obligations, (iii) Lessee shall continue to deal solely and directly with Lessor in connection with Lessor's rights and obligations under this Agreement and
    (iv) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement, or any consent to any departure by Lessee therefrom, except to the extent that such amendment, waiver or consent would reduce the Rent payable hereunder, to the extent subject to such participation, or postpone the termination date, or any Rental Payment Date, to the extent subject to such participation. Notwithstanding the foregoing, Lessee agrees that each such participant shall, to the extent provided in its participation, be



    entitled to the rights and benefits under Section 11.1 hereof and Section
    (b)(v) of Annex 1 attached hereto, and all rights to, or rights to request, information under this Agreement with respect to its participating interest, in each case as if such participant were the Lessor and in each case with effect as from the date of effectiveness of the applicable participation.

            In addition, Lessor may, with the written consent of Lessee (which consent shall not be unreasonably withheld) assign all, but not less than all, of its interest in this Agreement to a bank or other entity. Upon such assignment, the assignee shall be a party hereto and shall have the rights and obligations of Lessor hereunder and Lessor shall relinquish its rights and be released from its obligations under this Agreement and shall cease to be a party hereto.


                          ARTICLE XVI.  Quiet Possession

            So long as no Event of Default hereunder shall have occurred and be continuing, Lessor shall not do (nor suffer to be done by any Person claiming by, through or under Lessor with respect to any claim resulting from acts or omissions of Lessor, including without limitation permitting any Lien of the type described in clause (ii) of Article IX, except to the extent that such claim arises from the failure of Lessee to perform any of Lessee's obligations hereunder) any act which will interfere with the right of Lessee peaceably and quietly to hold, possess and use the Equipment during the Term and in accordance with the provisions of this Agreement.


                        ARTICLE XVII.  Further Assurances

            Lessee and Lessor will promptly and duly execute and deliver to the other party hereto such further documents and assurances and take such further action as Lessor or Lessee may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of Lessor or Lessee hereunder, including, without limitation, if requested by Lessor or Lessee, in either case at the expense of Lessee, the execution and delivery of supplements or amendments hereto, in recordable form subjecting to this Agreement any replacement property and the recording or filing of counterparts hereof, or of financing statements with respect thereto in accordance with the laws of such jurisdiction as Lessor or Lessee may from time to time deem advisable, and the execution, delivery and filing or recording of all continuation statements necessary to continue the perfection of the security interest granted hereunder in favor of Lessor.


                          ARTICLE XVIII.  Lessee Options

            18.1. Purchase Option. So long as no Event of Default or Unmatured Default shall have occurred and be continuing at the end of the Base Lease Term, Lessee shall have the option to acquire the Equipment from Lessor for the sum of $1.00.

            18.2. Early Termination Option. Lessee shall have the option on any Rental Payment Date, by delivery to Lessor of written notice not less



    than 15 days prior thereto, which notice shall be irrevocable, to terminate this Agreement and purchase all, but not less than all, of the Equipment then subject hereto, by payment to Lessor on such Rental Payment Date the sum of the Termination Value of such Equipment plus all Rent due to Lessor on such Rental Payment Date. Notice having been given as aforesaid, the amount payable pursuant to this Section 18.2 shall be due and payable on such Rental Payment Date without further notice or action from or by Lessor or Lessee.

            18.3. Conveyance Upon Termination. Upon termination of this Agreement and payment by Lessee to Lessor of all amounts required to be paid by Lessee in connection therewith, Lessor shall deliver to Lessee a bill of sale transferring the Equipment to Lessee as is, where is, and with all faults, except that Lessor shall warrant that it is delivering to Lessee whatever title was delivered to Lessor free and clear of Liens in favor of any Person claiming by, through or under Lessor other than Liens Lessee is required to remove pursuant to the terms hereof.


              ARTICLE XIX.  Intention of Parties; Security Agreement

            19.1. Security Agreement. The lease created by this Agreement is intended to be a lease intended as security in order to permit the Lessee to obtain funds and to secure the repayment of such funds. Accordingly, it is the intention of the parties hereto that this Agreement has the purpose and function of creating a security interest in the Equipment, rather than that of creating a true leasehold interest in the Equipment. Consequently, this Agreement constitutes a "security agreement" within the meaning of Section 9-105 of the UCC, and the Equipment includes all rights and interests, whether tangible or intangible, of Lessee in the Equipment. Lessee, by executing and delivering this Agreement, has created, and does hereby create, in favor of Lessor a security interest in and to the Equipment under the UCC.

            19.2. Tax Benefits. It is also the intention of the parties to this Agreement that any and all federal, state and local income tax benefits associated with the ownership of the Equipment be solely for the benefit of Lessee. Lessor agrees that it will not claim or attempt to claim (nor suffer to be claimed by any Person claiming through or under Lessor) any such benefits for its own account. Notwithstanding the foregoing, Lessee understands and agrees that Lessor makes no representations or warranties regarding either the effect of this Agreement in light of any relevant tax laws affecting either Lessee or Lessor, or the availability of any federal, state and local income tax benefits associated with the ownership of the Equipment.


                            ARTICLE XX.  Miscellaneous

            Any cancellation or termination by Lessor pursuant to the provisions of this Agreement shall not release Lessee from any then outstanding obligations to Lessor hereunder. This Agreement constitutes the entire agreement between the parties and there are no warranties (in respect of the Equipment or otherwise), express or implied, or collateral or contemporaneous agreements that affect its import other than such as are contained herein. This Agreement may be modified, amended or mutually rescinded only by a written instrument executed by each of the parties hereto. This Agreement shall be binding upon and shall inure to the



    benefit of the parties hereto and, subject to Section 8.6 hereof, their respective successors and permitted assigns. Lessee agrees to pay the out-of-pocket expenses of Lessor, including the reasonable fees and expenses of counsel for Lessor, incurred in connection with the negotiation, execution, delivery and closings under this Agreement, any amendments or supplements hereto and the enforcement of Lessor's rights hereunder. Time is of the essence of this Agreement. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania. Any document required to be delivered hereunder in executed form or otherwise may be delivered by telecopier.


                              ARTICLE XXI.  Notices

            Any notices required or permitted under this Agreement, or by law in respect of this Agreement, shall be in writing and shall be deemed to have been duly given when personally delivered or when deposited in the mail, first class, postage prepaid, or when sent by telex, telecopy, courier or prepaid telegraph, addressed to the party required to receive the same at the address set forth below such party's signature hereto, or to such other address as such party shall specify by like notice.

            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the date first above written.

                                    MELLON FINANCIAL SERVICES CORPORATION #3,
                                      Lessor


                                    By:  /s/ Joan L. Balada
                                         ------------------------------------

                                    Title:  Vice President
                                            ---------------------------------

                                    Address:  4444 One Mellon Bank Center
                                              Pittsburgh, Pennsylvania 15258
                                              Attention:  President
                                              Telex Number:  199103
                                              Telecopy Number:  412/234-3948


                                    ESSEX GROUP, INC., Lessee


                                    By:  /s/ David A. Owen
                                         ------------------------------------

                                    Title:  Executive Vice President
                                            ---------------------------------

                                    Address:  1601 Wall Street
                                              Fort Wayne, IN  46801-1601
                                              Attention:  David A. Owen
                                                          Executive Vice
                                                          President and Chief
                                                          Financial Officer
                                              Telecopy Number:  219/461-4762



                                 SCHEDULE 5.2(t)

      Jurisdiction/   Secured Party/                 Date of
          Item           Creditor      Filing No.    Filing                Collateral
      -------------   --------------   ----------    -------               ----------

     1. Johnson       Chemical Bank,   1499        10/14/92    Fixtures, machinery, equipment,
        County, IN:   as Agent                                 etc., leases, intellectual
        UCCs                                                   property, insurance premiums,
                                                               contracts, deposits, proceeds
                                                               (typical security agreement
                                                               language) relating to real
                                                               property described therein

     2. Knox          Chemical Bank,   1415        10/14/92    Fixtures, machinery, equipment,
        County, IN:   as Agent                                 etc., leases, intellectual
        UCCs                                                   property, insurance premiums,
                                                               contracts, deposits, proceeds
                                                               (typical security agreement
                                                               language) relating to real
                                                               property described therein

     3. Tippecanoe    Chemical Bank,   8868;       10/15/92;   Fixtures, machinery, equipment,
        County, IN:   as Agent         partial     12/5/94     etc., leases, intellectual
        UCCs                           release                 property, insurance premiums,
                                       2870                    contracts, deposits, proceeds
                                                               (typical security agreement
                                                               language) relating to real
                                                               property described therein;
                                                               released telephone system
     4. Whitley       Chemical Bank,   1046-29     10/14/92    Fixtures, machinery, equipment,
        County, IN:   as Agent                                 etc., leases, intellectual
        UCCs                                                   property, insurance premiums,
                                                               contracts, deposits, proceeds
                                                               (typical security agreement
                                                               language) relating to real
                                                               property described therein

     5. Orange        Chemical Bank,   92-534      10/13/92    Fixtures, machinery, equipment,
        County, IN:   as Agent                                 etc., leases, intellectual
        UCCs                                                   property, insurance premiums,
                                                               contracts, deposits, proceeds
                                                               (typical security agreement
                                                               language) relating to real
                                                               property described therein
     6. Secretary
        of State of
        IN:

        UCCs          Storage          1639753;    3/20/90;    Data processing equipment
                      Technology       1675321     10/1/90
                      Corporation;
                      assigned to
                      Highline
                      Financial
                      Services


      Jurisdiction/   Secured Party/                 Date of
          Item           Creditor      Filing No.    Filing                Collateral
      -------------   --------------   ----------    -------               ----------

                      Chemical Bank,   1807423;    10/13/92;   Accounts, chattel paper,
                      as Agent         partial     11/17/94    contracts, documents, equipment,
                                       release                 general intangibles, instruments,
                                       1950698                 intellectual property, inventory;
                                                               released telephone system
                      Chemical Bank,   1807894;    10/14/94;   Fixtures, machinery, equipment,
                      as Agent         partial     11/17/94    etc., leases, intellectual
                                       release                 property, insurance premiums,
                                       1950699                 contracts, deposits, proceeds
                                                               (typical security agreement
                                                               language) relating to real
                                                               property described therein;
                                                               released telephone system














































                                 SCHEDULE 5.2(w)



    1601 Wall Street
    Ft. Wayne, IN  46801-1601




















































                                  LEASE SCHEDULE

                     Dated as of the 12th day of April, 1995

                     to Agreement and Lease (the "Agreement")
                        dated as of April 12, 1995 between
             MELLON FINANCIAL SERVICES CORPORATION #3 ("Lessor") and
                           ESSEX GROUP, INC. ("Lessee")

            Lessor and Lessee hereby confirm that, pursuant to the Agreement, the following shall apply to the Equipment specified below:

            Base Lease Term Commencement Date:  May 12, 1995

            Base Lease Term:  Seven (7) years

            Equipment:    Units covered by the Certificate of Acceptance,
                          which shall consist of enamel ovens, wire drawing equipment and other personal property of the nature described on Annex 2 hereto located at the premises
                          (the "Premises") described on Annex 3 hereto

            Basic Rent:  Per Annex 1 attached hereto

    Rental Payment Dates: The last day of each Euro-Rate Funding Period during the period that the Interest Component is based upon the Euro-Rate and each August 12, November 12, February 12 and May 12 during any other period; provided, however, that in any event a Rental Payment Date shall occur on May 12, 2002 or, if any such day is not a Business Day, the next following Business Day.


    Late Payment Rate:    The sum of the Applicable Rate plus 2%


            WITNESS the due execution hereof as of the day and year first above written.

                                    LESSOR:

                                    MELLON FINANCIAL SERVICES
                                      CORPORATION #3

                                    By:  /s/ Joan L. Balada
                                         --------------------------

                                    Title:  Vice President
                                            -------------------------

                                    LESSEE:

                                    ESSEX GROUP, INC.

                                    By:  /s/ David A. Owen
                                         ----------------------------

                                    Title:  Executive Vice President
                                            -------------------------


                                     ANNEX 1
                                        TO
                                  LEASE SCHEDULE


                                    Basic Rent


            (a) Basic Rent. Basic Rent shall be payable on each Rental Payment Date in an amount equal to the sum of the Principal Component and the Interest Component.

            The Principal Component payable on each of the first 27 Rental Payment Dates shall equal 2.5% of the initial Lessor's Cost of the Equipment and the Principal Component payable on the final Rental Payment Date shall be the unpaid amount of the initial Lessor's Cost of the Equipment.

            The Interest Component of Basic Rent payable on each Rental Payment Date shall be an amount equal to interest on the unpaid balance of Lessor's Cost of the Equipment then subject to this Agreement at a rate per annum (based on a year of 360 days and actual days elapsed) computed at the Applicable Rate (or, for any period during which an Event of Default under Section 14.1(a) of the Agreement shall be continuing, the Late Payment Rate) for the period commencing on the prior Rental Payment Date (or in the case of the first Rental Payment Date the Base Lease Term Commencement Date) and ending on the day before such Rental Payment Date.

            (b) Interest Rate. "Applicable Rate" shall mean the "Applicable Margin", as hereinafter defined, plus the "Euro-Rate", as hereinafter defined, or, if pursuant to paragraph (iii) below the Euro-Rate Option is not available, the "Base Rate", as hereinafter defined.

            (i) Euro-Rate Option. "Euro-Rate" for any day, as used herein, shall mean for each Euro-Rate Funding Period the rate per annum determined by Lessor by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (A) the rate of interest (which shall be the same for each day in such Euro-Rate Funding Period) determined in good faith by Lessor in accordance with its usual procedures (which determination shall be conclusive) to be the average of the rates per annum for deposits in Dollars offered to major money center banks in the London interbank market at approximately 11:00 a.m., London time, two London Business Days prior to the first day of such Euro-Rate Funding Period for delivery on the first day of such Euro-Rate Funding Period in amounts comparable to the outstanding balance on such day and having maturities comparable to such Funding Period by (B) a number equal to 1.00 minus the Euro-Rate Reserve Percentage.

            The "Euro-Rate" may also be expressed by the following formula:

                    [average of the rates offered to major money  ]
                    [center banks in the London interbank market  ]
      Euro-Rate =   [determined by Lessor per clause (A)          ]
                  -----------------------------------------------
                    [1.00 - Euro-Rate Reserve Percentage          ]

            "Euro-Rate Reserve Percentage" for any day shall mean the
    percentage (expressed as a decimal, rounded upward to the nearest 1/100 of
    1%), as determined in good faith by Lessor (which determination shall be conclusive), which is in effect on such day as prescribed by the Board of


    Governors of the Federal Reserve System (or any successor) representing the maximum reserve requirement (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of a member bank in such System. The Euro-Rate shall be adjusted automatically as of the effective date of each change in the Euro-Rate Reserve Percentage. The Euro-Rate Option shall be calculated in accordance with the foregoing whether or not Lessor is actually required to hold reserves in connection with its eurocurrency funding or, if required to hold such reserves, is required to hold reserves at the "Euro-Rate Reserve Percentage" as herein defined.

            Lessor shall give prompt notice to Lessee of the Euro-Rate determined or adjusted in accordance with the definition of the Euro-Rate, which determination or adjustment shall be conclusive if made in good faith.

            (ii) Euro-Rate Funding Periods. "Euro-Rate Funding Period" shall mean, initially, the period commencing on the Base Lease Term Commencement Date and ending three months thereafter; and thereafter, each period commencing on the last day of the next preceding Euro-Rate Funding Period and ending three months thereafter; provided that, (1) if any Euro-Rate Funding Period would otherwise end on a day that is not a London Business Day, such Euro-Rate Funding Period shall be extended to the next succeeding London Business Day unless the result of such extension would be to carry such Euro-Rate Funding Period into another calendar month in which event such Euro-Rate Funding Period shall end on the immediately preceding London Business Day; (2) no Euro-Rate Funding Period shall extend beyond the end of the Base Lease Term; and (3) any Euro-Rate Funding Period that begins on the last London Business Day of a calendar month (or on a day for day in the calendar month at the end of such Euro-Rate Funding Period) shall end on the last London Business Day of a calendar month. Lessee shall, in slecting any Euro-Rate Funding Period, allow for scheduled payments of Basic Rent; and

            (iii)  Base Rate Option.  If

            (A) on any date on which a Euro-Rate would otherwise be set Lessor shall have determined in good faith (which determination shall be conclusive) that:

            (1) adequate and reasonable means do not exist for ascertaining such Euro-Rate,

            (2) the effective cost to Lessor of funding the outstanding balance of Lessor's Cost from a Corresponding Source of Funds shall exceed the Euro-Rate, or

            (B) at any time Lessor shall have determined in good faith (which determination shall be conclusive) that the making, maintenance or funding of any part of the principal balance of Basic Rent at the Euro-Rate Option has been made impracticable or unlawful by compliance by Lessor in good faith with any Law or guideline or interpretation or administration thereof by any Official Body charged with the interpretation or administration thereof or with any request or directive of any such Official Body (whether or not having the force of Law);

            then, and in any such event, Lessor may notify Lessee of such determination. Upon such date as shall be specified in such notice (which shall not be earlier than the next Rental Payment


            Date or such earlier date as shall be required by Law, the outstanding principal balance of unpaid Lessor's Cost shall automatically bear interest at the Base Rate plus the Applicable Margin as of the date specified in such notice (and accrued interest thereon shall be due and payable on such date).

            The "Base Rate" for any day shall mean the greater of (A) the Prime Rate for such day or (B) 0.50% plus the Federal Funds Effective Rate for such day, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate or the Federal Funds Effective Rate.

            (iv)  Applicable Margins.

            The Applicable Margin for each interest rate Option for any day shall mean the percentage set forth below opposite the relevant Level:

            Level         Euro-Rate Option      Base Rate Option
            -----         ----------------      ----------------

            I             1-3/8%                3/8%
            II            1-5/8%                5/8%
            III           1-7/8%                7/8%
            IV            2-1/8%                1-1/8%
            V             2-1/4%                1-1/4%
            VI            2-1/2%                1-1/2%

            As used herein, "Level" shall mean, as of any date of determination, the level set forth below then in effect, as determined in accordance with the following provisions:

                                                Interest
    Level   Leverage Ratio                   Coverage Ratio
    -----   --------------                   --------------

    I       Less than or equal to            Greater than or equal
            3.0 to 1.0                       to 3.75 to 1.0

    II      Less than or equal to            Greater than or equal
            3.50 to 1.0 but greater          to 3.25 to 1.0 but
            than 3.0 to 1.0                  less than 3.75 to 1.0

    III     Less than or equal to            Greater than or equal
            3.875 to 1.0 but greater         to 2.75 to 1.0 but
            than 3.50 to 1.0                 less than 3.25 to 1.0

    IV      Less than or equal to            Greater than or equal
            4.0 to 1.0 but greater           to 2.50 to 1.0 but
            than 3.875 to 1.0                less than 2.75 to 1.0

    V       Less than or equal to            Greater than or equal
            4.25 to 1.0 but greater          to 2.25 to 1.0 but
            than 4.0 to 1.0                  less than 2.50 to 1.0

    VI      Greater than 4.25 to             Less than 2.25 to 1.0
            1.0





    For the purposes of this definition, the Level shall be determined as at the end of each of the first three quarterly periods of each fiscal year of Holdings and as at the end of each fiscal year of Holdings, for the period (a "Level Test Period") of four consecutive fiscal quarters ending on the last day of such quarterly period or fiscal year, as the case may be, based on the relevant financial statements delivered pursuant to
    Section 7.1; changes in the Level shall become effective on the date on which such financial statements are delivered to Lessor (but in any event not later than the 50th day after the end of each of the first three quarterly periods of each fiscal year or the 105th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this definition, provided, that, until the effectiveness of any change in the Level based upon the financial statements of Holdings for the quarterly period ending March 31, 1995, the Level shall be deemed to be Level III, and provided, further, that if any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Level as at the end of the fiscal period that would have been covered thereby shall be deemed to be Level VI. In the event that the Level corresponding to the Leverage Ratio (as defined in the Credit Agreement) and the Interest Coverage Ratio (as defined in the Credit Agreement) shall differ in respect of any Level Test Period, the higher-numbered Level (with Level VI being the highest-numbered Level) shall govern until the next determination of the Level pursuant to this definition. For the purposes of this definition, in the event that Holdings shall consummate a Holdings Common Equity Offering (as defined in the Credit Agreement) during any Level Test Period commencing after June 30, 1995, the Interest Coverage Ratio shall be calculated after giving effect on a pro forma basis to the discharge of any Indebtedness (as defined in the Credit Agreement) repaid, repurchased, defeased or otherwise discharged with the proceeds of such offering (but only to the extent, in the case of revolving Indebtedness, accompanied by a commitment reduction) as if such discharge had occurred on the first day of such Level Test Period.

            (v)  Additional Compensation in Certain Circumstances.

            (A) If any Law or guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive of any Official Body (whether or not having the force of Law) now existing or hereafter adopted:

                  (1) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, other acquisitions of funds by, Lessor (other than requirements expressly included herein in the determination of the Euro-Rate hereunder),

                  (2) imposes, modifies or deems applicable any capital adequacy or similar requirement (a) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, or (b) otherwise applicable to the obligations of Lessor under this Agreement, or





                  (3) imposes upon Lessor any other condition or expense with respect to this Agreement,

    and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon Lessor or any Person controlling Lessor, with respect to this Agreement (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on Lessor's or controlling Person's capital, taking into consideration Lessor's or such controlling Person's policies with respect to capital adequacy) by an amount which Lessor deems to be material (Lessor being deemed for this purpose to have made, maintained or funded Lessor's Cost from a Corresponding Source of Funds), Lessor may from time to time notify Lessee of the amount determined in good faith (using any reasonable averaging and attribution methods) by Lessor (which determination shall be conclusive) to be necessary to compensate for such increase, reduction or imposition. Such amount shall be due and payable by Lessee to Lessor ten Business Days after such notice is given.

            (B) In addition to all other amounts payable hereunder, if and to the extent for any reason, at any time that Lessor's Cost is bearing interest at the Euro-Rate Option, any Principal Component of Basic Rent becomes due (by acceleration or otherwise), or is paid, prepaid or converted to the Base Rate Option (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due), on a day other than the last day of the corresponding Euro-Rate Funding Period (the date such amount so becomes due, or is so paid, prepaid or converted, being referred to as the "Funding Breakage Date"), Lessee shall pay Lessor an amount ("Funding Breakage Indemnity") equal to the loss or expense sustained or incurred by Lessor as a consequence thereof, calculated as though Lessor had actually funded such Principal Component through the purchase of a deposit bearing interest at the Euro-Rate Option in an amount equal to the amount of such Principal Component and having a maturity comparable to the relevant Euro-Rate Funding Period; provided, however that Lessor may fund the Lessor's Cost in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section
    (v).

            Such Funding Breakage Indemnity shall be due and payable on demand. In addition, Lessee shall, on the due date for payment of any Funding Breakage Indemnity, pay to Lessor an additional amount equal to interest on such Funding Breakage Indemnity from the Funding Breakage Date to but not including such due date at the Base Rate Option. The amount payable to Lessor under this clause (v) shall be determined in good faith by Lessor, and such determination shall be conclusive.

            (c) Definitions. As used in this Annex 1, the following terms shall have the following meanings:

            "Corresponding Source of Funds" shall mean the proceeds of hypothetical receipts by Lessor of one or more Dollar deposits in the interbank eurodollar market at the beginning of the applicable Euro-Rate Funding Period having maturities approximately equal to such Euro-Rate Funding Period and in an aggregate amount approximately equal to the then unpaid balance of Lessor's Cost.





            "Debt/EBITDA Ratio" shall have the meaning assigned to that term in the Credit Agreement.

            "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

            "Federal Funds Effective Rate" for any day shall mean the rate per annum (rounded upward to the nearest 1/100 of 1%) determined by Lessor (which determination shall be conclusive) to be the rate per annum announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

            "Interest Coverage Ratio" shall have the meaning assigned to that term in the Credit Agreement.

            "London Business Day" shall mean a day for dealing in deposits in Dollars by and among banks in the London interbank market and which is a Business Day.

            "Prime Rate" as used herein, shall mean the interest rate per annum announced from time to time by Mellon Bank, N.A. as its prime rate.

            "Treasury Rate" as of any Funding Breakage Date shall mean the rate per annum determined by Lessor (which determination shall be conclusive) to be the semiannual equivalent yield to maturity (expressed as a semiannual equivalent and decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) for United States Treasury securities maturing on the last day of the corresponding Euro-Rate Funding Period and trading in the secondary market in reasonable volume (or if no such securities mature on such date, the rate determined by standard securities interpolation methods as applied to the series of securities maturing as close as possible to, but earlier than, such date, and the series of such securities maturing as close as possible to, but later than, such date).


















                                     ANNEX 2
                                        TO
                                  LEASE SCHEDULE

      RFA#                         Description                           Location         Year
      ----                         -----------                           --------         ----

     90310    DeAngeli No-slip Rod Mill                              Vincennes         1992

     92095    22' Twin Acrometal Oven Replacement                    Vincennes         1993-94

     92194    22' Twin Acrometal Oven Replacement                    Vincennes         1993-94
     93193    22' Twin Acrometal Oven Replacement                    Vincennes         1994

     94002    22' Twin Acrometal Oven Replacement                    Vincennes         1994
     94027    2 - 14' Twin Acrometal Oven Replacements               Vincennes         1994

     92437    Wire Mill/Rod Mill Upgrade/Cabler/Bunchers             Orleans           1993-94

     93696    Used CV line                                           Orleans           1994
     93713    Wire Drawing, Bunching Equipment                       Orleans           1994

     350-589  Conversion to 19 Wire Strand/Cabler                    Col City          1992-93


            LESS AND EXCEPT THE FOLLOWING:


     RFA #                 ASSET #           DESCRIPTION
     -----                 -------           -----------


     350-589               AA75921           Payoff-Multiwire 10-Station
     350-589               AA76836           Payoff-multiwire Buncher

     350-589               AA76837           Payoff-multiwire Buncher
     350-589               AA76838           Payoff-multiwire Buncher

     350-589               AA76839           Payoff-multiwire Buncher

     350-589               AA76840           Payoff-multiwire Buncher
     350-589               AA76843           Payoff-multiwire

     350-589               AA76844           Payoff-multiwire
     350-589               AA76845           Payoff-multiwire

     350-589               AA76846           Payoff-multiwire

     350-589               AA76847           Payoff-multiwire
     350-589               AA76848           Payoff-multiwire

     350-589               AA76855           Single Wire Payoff


     350-589               AA75921A          Add'l Cost Multi-wire Payoff

     350-589               AA76836A          Add'l Cost Multi-wire Payoff
     350-589               AA76837A          Add'l Cost Multi-wire Payoff

     350-589               AA76838A          Add'l Cost Multi-wire Payoff

     350-589               AA76839A          Add'l Cost Multi-wire Payoff
     350-589               AA76840A          Add'l Cost Multi-wire Payoff

     350-589               AA75943A          Add'l Cost Multi-wire Payoff
     350-589               AA76844A          Add'l Cost Multi-wire Payoff

     350-589               AA76845A          Add'l Cost Multi-wire Payoff

     350-589               AA76846A          Add'l Cost Multi-wire Payoff
     350-589               AA76847A          Add'l Cost Multi-wire Payoff

     350-589               AA76848A          Add'l Cost Multi-wire Payoff
     350-589               AA76855A          Add'l Cost Single Wire Payoff


      RFA#                         Description                           Location         Year
      ----                         -----------                           --------         ----

     350-627  Line 22 T Wire Conversion/Rod Mill Upgrade             Col City          1992-93-94

     350-694  Upgrade Rod Mill - add 6" Extrusion Capacity           Col City          1994
     92462    Wire Mill and Insulating Operation                     Lafayette         1994

     90185    Essex Plant Equipment                                  Franklin IN       1993-94

     323-098  Convert 091 Concast to 5/16" rod and In-line Coiling   Col City Metals   1993-94
     323-100  Add Second Concast Line MPC Rod Mills per Exhibit I    Col City Metals   1994
                                                                     See Exhibit I

     94053    2 - 14' Twin Acrometal Oven Replacements               Vincennes         1995
     92462    Wire Mill and Insulating Operation                     Lafayette         1995


















                                                                     EXHIBIT I


            Asset No.    Description    Location        Year
            ---------    -----------    --------        ----

            2618         Rod Mill       Orleans         1968
            AA71257      Rod Mill       Columbia City   1984
            AA52753      Rod Mill       Columbia City   1984
            RAA52194     Rod Mill       Lafayette       1989



















































                                     ANNEX 3
                                        TO
                                  LEASE SCHEDULE


    Decker Road
    Vincennes, IN  47591-0259

    3400 Union Street
    Lafayette, IN  47903-7000

    190 East Polk Street
    Orleans, IN  47452-1027

    3200 Earlywood Drive
    Franklin, IN  46131

    U.S. Highway 30 West & 600 East
    Columbia City, IN  46725


                                                                     EXHIBIT A




                            CERTIFICATE OF ACCEPTANCE


                               Dated the ___ day of
                              ________________, 1995


                           to Agreement and Lease (the
                     "Agreement") dated as of April 12, 1995
         between MELLON FINANCIAL SERVICES CORPORATION #3 ("Lessor") and
                           ESSEX GROUP, INC. ("Lessee")


            THIS CERTIFICATE OF ACCEPTANCE is executed pursuant to the Agreement and the terms herein shall have the meanings ascribed to them in the Agreement.

            Lessor and Lessee do hereby confirm and agree that (i) the Units described in Attachment l hereto, having an aggregate Lessor's Cost as set forth below, have been delivered as of the date hereof at the location or locations indicated on said Attachment l, (ii) such Units have been duly accepted by Lessee as the Equipment for leasing under the Agreement, (iii) such Units are hereby made subject to, and the rights and duties of the parties with respect thereto shall be governed by, the Agreement, and (iv) Lessee has become obligated to pay Basic Rent in the amounts contemplated by the Agreement:

                  Lessor's Cost: $25,000,000

            Lessee hereby certifies to Lessor that the description of the Units set forth in Attachment 1, including their status for sales tax purposes, is accurate and complete and the representations and warranties contained in Section 5.2 of the Agreement are true and correct on and as of the date hereof and on the date hereof no Event of Default or Unmatured Default has occurred and is continuing.

            Lessee confirms that it has caused to be affixed to each Unit described in Attachment l hereto the identification tag indicating Lessor's ownership of such Unit as required by the Agreement.

            WITNESS the due execution hereof as of the day and year first above written.

    LESSEE:                               LESSOR:

    ESSEX GROUP, INC.                     MELLON FINANCIAL SERVICES
                                          CORPORATION #3



    By:__________________________         By:__________________________

    Title:_______________________         Title:_______________________


                                   ATTACHMENT 1

      RFA#                         Description                           Location         Year
      ----                         -----------                           --------         ----

     90310    DeAngeli No-slip Rod Mill                              Vincennes         1992

     92095    22' Twin Acrometal Oven Replacement                    Vincennes         1993-94

     92194    22' Twin Acrometal Oven Replacement                    Vincennes         1993-94
     93193    22' Twin Acrometal Oven Replacement                    Vincennes         1994

     94002    22' Twin Acrometal Oven Replacement                    Vincennes         1994
     94027    2 - 14' Twin Acrometal Oven Replacements               Vincennes         1994

     92437    Wire Mill/Rod Mill Upgrade/Cabler/Bunchers             Orleans           1993-94

     93696    Used CV line                                           Orleans           1994
     93713    Wire Drawing, Bunching Equipment                       Orleans           1994

     350-589  Conversion to 19 Wire Strand/Cabler                    Col City          1992-93


            LESS AND EXCEPT THE FOLLOWING:


     RFA #                 ASSET #           DESCRIPTION
     -----                 -------           -----------


     350-589               AA75921           Payoff-Multiwire 10-Station
     350-589               AA76836           Payoff-multiwire Buncher

     350-589               AA76837           Payoff-multiwire Buncher
     350-589               AA76838           Payoff-multiwire Buncher

     350-589               AA76839           Payoff-multiwire Buncher

     350-589               AA76840           Payoff-multiwire Buncher
     350-589               AA76843           Payoff-multiwire

     350-589               AA76844           Payoff-multiwire
     350-589               AA76845           Payoff-multiwire

     350-589               AA76846           Payoff-multiwire

     350-589               AA76847           Payoff-multiwire
     350-589               AA76848           Payoff-multiwire

     350-589               AA76855           Single Wire Payoff
     350-589               AA75921A          Add'l Cost Multi-wire Payoff


     350-589               AA76836A          Add'l Cost Multi-wire Payoff

     350-589               AA76837A          Add'l Cost Multi-wire Payoff
     350-589               AA76838A          Add'l Cost Multi-wire Payoff

     350-589               AA76839A          Add'l Cost Multi-wire Payoff

     350-589               AA76840A          Add'l Cost Multi-wire Payoff
     350-589               AA75943A          Add'l Cost Multi-wire Payoff

     350-589               AA76844A          Add'l Cost Multi-wire Payoff
     350-589               AA76845A          Add'l Cost Multi-wire Payoff

     350-589               AA76846A          Add'l Cost Multi-wire Payoff

     350-589               AA76847A          Add'l Cost Multi-wire Payoff
     350-589               AA76848A          Add'l Cost Multi-wire Payoff

     350-589               AA76855A          Add'l Cost Single Wire Payoff

      RFA#                         Description                           Location         Year
      ----                         -----------                           --------         ----


     350-627  Line 22 T Wire Conversion/Rod Mill Upgrade             Col City          1992-93-94
     350-694  Upgrade Rod Mill - add 6" Extrusion Capacity           Col City          1994

     92462    Wire Mill and Insulating Operation                     Lafayette         1994
     90185    Essex Plant Equipment                                  Franklin IN       1993-94

     323-098  Convert 091 Concast to 5/16" rod and In-line Coiling   Col City Metals   1993-94

     323-100  Add Second Concast Line MPC Rod Mills per Exhibit I    Col City Metals   1994
                                                                     See Exhibit I
     94053    2 - 14' Twin Acrometal Oven Replacements               Vincennes         1995

     92462    Wire Mill and Insulating Operation                     Lafayette         1995

    /TABLE

                                                                     EXHIBIT I


            Asset No.    Description    Location        Year
            ---------    -----------    --------        ----

            2618         Rod Mill       Orleans         1968
            AA71257      Rod Mill       Columbia City   1984
            AA52753      Rod Mill       Columbia City   1984
            RAA52194     Rod Mill       Lafayette       1989



















































                                                                     EXHIBIT B



                          [Counsel to Essex Group, Inc.]


                                                                April __, 1995



    Mellon Financial Services
      Corporation #3
    c/o Mellon Bank, N.A.
    One Mellon Bank Center
    Pittsburgh, PA  15258

    Ladies and Gentlemen:

            I have acted as counsel to Essex Group, Inc., a Michigan corporation ("Essex"), in connection with the negotiation, execution and delivery of the Agreement and Lease dated as of April 12, 1995 (the "Agreement"), between Essex and Mellon Financial Services Corporation #3 ("MFSC") and the negotiation, execution and delivery of the Bill of Sale and the Certificate of Acceptance (together with the Agreement, collectively, the "Transaction Documents").

            This opinion is furnished to you pursuant to Section 6.1(e) of the Agreement. Unless otherwise defined herein, terms defined in the Agreement are used herein as therein defined.

            In rendering this opinion, I have reviewed the Agreement and the other Transaction Documents, such corporate records of Essex and such other documents and instruments, and have made such examinations of matters of law as I have deemed necessary or relevant in connection with the opinions set forth in this letter. In my examination, I have assumed the genuineness of all signatures, the due authorization, execution and delivery of the Transaction Documents by the parties thereto (other than Essex), the authenticity of all documents submitted to me as originals and the conformity to authentic, original documents of all documents submitted to me as certified, conformed or photostatic copies. As to any facts material to this opinion set forth below which I did not independently establish or verify, I have relied upon representations of officers or representatives of Essex.

            Based on the foregoing, we are of the opinion that:

            1. Essex is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Essex is qualified to do business as a foreign corporation and is in good standing in the
    State of Indiana.   Essex and each of its Subsidiaries is qualified to do
    business in each jurisdiction where such qualification is necessary except where the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            2. Essex and each of its Subsidiaries has the full corporate power and authority to own, pledge, mortgage and operate its property and to conduct the business in which it is currently engaged, and Essex has full power, authority and legal right to execute and deliver the Transaction Documents to which it is a party and to perform its


    obligations thereunder, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part.

            3. Assuming that the Transaction Documents are governed by the laws of the State of Indiana rather than the laws of the Commonwealth of Pennsylvania, the Transaction Documents have been duly and validly executed and delivered by Essex and constitute legal, valid and binding obligations of Essex, enforceable in accordance with the terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws of general application affecting the enforcement of creditors' rights and by equitable principles (whether enforcement is sought by proceedings in equity or at law).

            4. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with the execution and delivery of the Transaction Documents, consummation of the transactions therein contemplated or performance of or compliance with the terms and conditions thereof, other than the filing of the Termination Statements and the Financing Statements (each as hereinafter defined).

            5. Neither the execution and delivery of the Transaction Documents nor consummation of the transactions therein contemplated nor performance of or compliance with the terms and conditions thereof will
    (a) violate any Law, (b) conflict with or result in a breach of or a default under the articles of incorporation or by-laws of Essex or, to the best of our knowledge after due inquiry, any agreement or instrument to which Essex is a party or by which Essex or any of its properties (now owned or hereafter acquired) may be subject or bound or (c) to the best of our knowledge after due inquiry, result in the creation or imposition of any lien, charge, security interest or encumbrance upon any property (now owned or hereafter acquired) of Essex other than the Lien and security interest created by the Transaction Documents in favor of MFSC.

            6. There are no pending or, to the best of our knowledge after due inquiry, threatened actions or proceedings before any Official Body against Holdings, Essex or any of its Subsidiaries which have had or could reasonably be expected to have a Material Adverse Effect.

            7. When the termination statements (the "Termination Statements"), copies of which are attached hereto as Exhibit A, and the financing statements (the "Financing Statements"), copies of which are attached hereto as Exhibit B, have each been filed in the offices listed on Exhibit C hereto, the Agreement shall constitute a fully perfected security interest in all personal property and fixtures subject to the Agreement. The Termination Statements and the Financing Statements are in proper form for filing and for perfecting such security interest.

                                                             Very truly yours,










                                                                     EXHIBIT C

                                   BILL OF SALE


            FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, ESSEX GROUP, INC. ("Essex") has bargained, sold, conveyed, transferred and assigned and by these presents does hereby bargain, sell, convey, transfer and assign to MELLON FINANCIAL SERVICES CORPORATION #3 ("Lessor"), its permitted successors and assigns, forever, good and marketable title to the personal property described in Attachment l attached hereto (the "Units").

            AND, Essex hereby covenants and warrants to Lessor, its permitted successors and assigns, that Essex is the lawful owner of the Units and has full power and authority to sell the same as aforesaid, and the Units are on the date hereof free and clear of all claims, liens, encumbrances and claims of any nature.

            AND, the sale and assignment of the Units to Lessor is for the purpose of permitting Essex to obtain funds and to secure the repayment by Essex of such funds.

            IN WITNESS WHEREOF Essex has caused this Bill of Sale to be executed and delivered this ____ day of ______________, 1995.



                                    ESSEX GROUP, INC.


                                    By:______________________________________

                                    Title:___________________________________